UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2010

YOUBLAST GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52363	74-2820999
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Greene Street, 4th Floor
New York, New York 10012
(Address of principal executive offices) (zip code)

(212) 465-3428
 (Registrant's telephone number, including area code)

Copies to:
David J. Sorin, CPA, Esq.
SorinRoyerCooper LLC
Two Tower Center Blvd.
East Brunswick, NJ 08816
Phone: (732) 839-0400
Fax: (732) 393-1901

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 19, 2010, YouBlast Global, Inc., a Delaware corporation (the “Company”), entered into an Amendment and Waiver Agreement with each of the following individuals (each, an “Individual Investor” and collectively, the “Individual Investors”) in respect of each of the following three debentures (each, an “April 2010 Debenture” and collectively, the “April 2010 Debentures”) as well as the Purchase Agreement, dated March 24, 2010 (the “March 2010 Purchase Agreement”), pursuant to which the Individual Investors purchased the April 2010 Debentures: (1) Darrell W. Walker, purchaser of a 16% Debenture Due October 13, 2010, issued by the Company on April 13, 2010, in the principal amount of $58,800; (2) G. Michael and Linda Schmidt, purchasers of a 16% Debenture Due October 14, 2010, issued by the Company on April 14, 2010, in the principal amount of $39,200; and (3) Daniel A. Dodson Jr., purchaser of a 16% Debenture Due October 14, 2010, issued by the Company on April 14, 2010, in the principal amount of $245,000.

Pursuant to each Amendment and Waiver Agreement, each Individual Investor irrevocably and permanently waived, and released the Company from, any and all claims and liabilities in connection with all prior and existing breaches and defaults by the Company under the April 2010 Debentures, the March 2010 Purchase Agreement and any related documents to which the Company and such Individual Investor were parties.  Additionally, the April 2010 Debentures and the March 2010 Purchase Agreement were amended as follows:

•	The stated maturity dates in the March 2010 Purchase Agreement were extended from October 13, 2010, and October 14, 2010, as applicable, to April 14, 2011.

•
The requirements in the March 2010 Purchase Agreement and the April 2010 Debentures that the Company reserve and keep available out of its authorized but unissued shares enough common stock of the Company (“Common Stock”) to provide for anti-dilution protection or for additional shares issuable upon conversion or otherwise under the March 2010 Purchase Agreement, the April 2010 Debentures or any related transaction document were removed.

•
The prohibitions in the March 2010 Purchase Agreement that the Company shall not, for the period ending six (6) months following the repayment in full of an applicable April 2010 Debenture, dispose of all or substantially all of its assets, dissolve, liquidate, or wind up its business, conduct its business other than in its ordinary and usual course, issue any debt obligations senior to the April 2010 Debentures, pay any dividend or make any other distributions, merge or consolidate with another entity, enter into any transaction with an affiliate other than in the ordinary course or issue securities at a price less than $.50 per share of Common Stock were removed.

•
The maturity dates of the April 2010 Debentures were restated from October 13, 2010 and October 14, 2010, as applicable, to April 14, 2011 (subject to acceleration in the event of an uncured event of default).  The Company still may extend an April 2010 Debenture’s maturity date twice, in each case by three-month periods, if by the maturity date the Company provides notification to the Individual Investor(s) whose April 2010 Debenture(s) is/are being extended, and delivers to such Individual Investor(s) (1) 500,000 shares of Common Stock in the case of Daniel A. Dodson Jr., (2) 120,000 shares of Common Stock in the case of Darrell W. Walker and/or (3) 80,000 shares of Common Stock in the case of G. Michael and Linda Schmidt, as applicable, as consideration for such extension(s).

•
The provisions for acceleration of the April 2010 Debentures upon the Company receiving a financing greater than $1,500,000, or for the allocation of 50% of any financing less than $1,500,000 to repayment of the April 2010 Debentures, were removed.

In consideration for the foregoing waivers and amendments, the Company issued the Individual Investors an aggregate of 700,000 shares of the Common Stock, comprised of 500,000 shares of Common Stock to Daniel A. Dodson Jr., 120,000 shares of Common Stock to Darrell W. Walker and 80,000 shares of Common Stock to G. Michael and Linda Schmidt.

On November 19, 2010, the Company entered into a Securities Purchase Agreement (the “November 2010 Purchase Agreement”) with John Thomas Bridge & Opportunity Fund II, L.P. (“JTBO II”), whereby the Company agreed to sell, and JTBO II agreed to purchase, in one or more tranches, up to $115,000 in principal amount of debentures (the “November 2010 Debentures”) for an aggregate purchase price of $115,000.  The November 2010 Purchase Agreement provides that, until the repayment in full of the November 2010 Debentures, the Company shall not (unless such transaction is approved in writing by JTBO II):

(i)	Sell, lease, or otherwise dispose of all or substantially all of its assets;

(ii)	Dissolve, liquidate, or wind up its business;

(iii)	Conduct its business other than in its ordinary and usual course;

(iv)	Issue any debt obligations senior to the November 2010 Debentures;

(v)	Pay any dividend or make any other distributions of cash or property to any of the holders of its capital stock;

(vi)	Merge or consolidate with another entity in a transaction in which the Company is not the surviving entity; and

(vii)	Enter into any transaction with an affiliate other than in the ordinary course of business.

Pursuant to the November 2010 Purchase Agreement, on November 19, 2010, the Company issued a 16% Debenture Due December 31, 2010 (the “November 19, 2010 Debenture”), in the aggregate principal amount of $65,000 to JTBO II.  The November 19, 2010 Debenture bears interest at a rate of 16% per annum, payable in cash, and is due on the earlier of December 31, 2010, or the third business day after the date on which the Company receives a financing of at least $2,000,000 or more, unless such date is extended or accelerated.  The November 19, 2010 Debenture is unsecured, but, with the exception of the indebtedness to be repaid to Mr. Anderson pursuant to the terms and conditions of the Company’s investment banking agreement, as amended, the November 19, 2010 Debenture ranks senior to any other debt of the Company and, so long as it is outstanding, no indebtedness of the Company shall become senior to it.  The November 19, 2010 Debenture may not be prepaid, except that upon the closing by the Company of one or more financings in which the Company receives gross proceeds of less than $2,000,000, the Company shall pay an amount equal to 50% of the proceeds of such financing to reduce the principal amount of the November 19, 2010 Debenture.  The November 19, 2010 Debenture contains customary events of default, such as (i) the failure to repay any principal amount and/or interest due under the November 19, 2010 Debenture, (ii) any material inaccuracy of any representation and warranty, (iii) failure to perform any covenant or agreement, (iv) bankruptcy and insolvency events, (v) certain contractual defaults and (vi) entry of certain judgments against the Company; provided, however, that any event of default that was existing and continuing prior to the November 19, 2010 Debenture shall not be the basis for an event of default under the November 19, 2010 Debenture.  If any event of default occurs, all outstanding principal, together with accrued and unpaid interest, shall become immediately due and payable in cash.  Additionally, upon an event of default, the interest rate shall accrue at a rate of 18% per annum.  Upon a change in control of the Company, JTBO II shall have the right (i) to convert the November 19, 2010 Debenture into securities of the same class and type as those being obtained by the acquirer or (ii) to require the Company to repurchase the November 19, 2010 Debenture at 125% of the outstanding principal amount plus accrued and unpaid interest.

In conjunction with entry into the November 2010 Purchase Agreement and the Issuance of the November 19, 2010 Debenture, on November 19, 2010, the Company, John Thomas Bridge & Opportunity Fund, L.P. (“JTBO”),  and JTBO II simultaneously entered into an Amendment and Waiver Agreement (the “JTB Waiver”), modifying (i) all debentures issued by the Company to either JTBO or JTBO II prior to November 2010 (collectively herein, the “JTB Debentures”), and (ii) all purchase agreements under which the JTB Debentures were purchased (the “JTB Purchase Agreements”), as well as certain transaction documents related thereto (the “JTB Documents”).  Pursuant to the JTB Waiver, JTBO and JTBO II severally waived any prior events of default existing under the JTB Debentures and the JTB Purchase Agreements.  Additionally, the JTB Debentures and JTB Purchase Agreements were amended to extend their maturity dates to the earlier of December 31, 2010, or the third business day after the date on which the Company receives a financing of at least $1,500,000 or more ($2,000,000 or more for that 16% Debenture Due October 30, 2010 issued by the Company on August 10, 2010, to JTBO II), unless such date is extended or accelerated as previously provided therein.  The JTB Debentures were also amended to provide for at least the same rank in seniority compared to any other debt owed by the Company as provided for under the November 19, 2010 Debenture.  The JTB Purchase Agreements and JTB Documents were amended to extend the definition of “Exempt Securities” therein to include any shares of Common Stock and or securities exercisable, issuable or exchangeable for or convertible into Common Stock issued in connection with a private placement of up to $15,000,000 of the shares of Series A Convertible Preferred Stock of the Company and any shares of Common Stock issued pursuant to the JTB Waiver.

In consideration for the foregoing waivers and amendments the Company agreed to issue to JTBO and JTBO II a number of shares of Common Stock equal to 10% of the total issued and outstanding shares of Common Stock on a fully diluted basis (the “Waiver Shares”).  The Waiver Shares, which equal 5,913,231 shares of Common Stock in the aggregate, will be allocated to JTBO and JTBO II pro rata based on the balances of their outstanding JTB Debentures.  The Waiver Shares are subject to anti-dilution protection for twelve months following repayment of the JTB Debentures.  The Company, JTBO and JTBO II entered into a Registration Rights Agreement, dated November 18, 2010 (the “Registration Rights Agreement”), to grant certain registration rights to JTBO and JTBO II regarding the resale of the Waiver Shares.  Pursuant to the Registration Rights Agreement, the Company shall file a registration statement with the SEC on or before December 31, 2011, covering the resale of all of the Waiver Shares.

On November 22, 2010, the Company and Philmore Anderson, IV, (“Mr. Anderson”), entered into an Amendment and Waiver Agreement (the “Anderson Waiver”) modifying (i) that certain Promissory Note, dated July 30, 2010, issued by the Company to Mr. Anderson (the “July 2010 Note”), and (ii) that certain 16% Debenture Due November 1, 2010, issued by the Company to Mr. Anderson on September 2, 2010, as amended pursuant to Amendment No. 1 to the Debenture on September 28, 2010 (the “September 2010 Debenture”, and together with the July 2010 Note, the “Anderson Debt”).  Mr. Anderson currently is a director, Executive Chairman and substantial shareholder of the Company, 30.55%.

Pursuant to the Anderson Waiver, Mr. Anderson waived and released the Company from any liability, and any and all claims he may have had against the Company, under the Anderson Debt arising in connection with any defaults which may have occurred under the Anderson Debt prior to the effective date of the Anderson Waiver.  Additionally, the September 2010 Debenture was amended to restate the “Maturity Date” thereof from November 1, 2010, to the earlier of December 31, 2010, or upon the consummation by the Company of a debt or equity financing of at least $250,000, unless such date is accelerated.

The forgoing description of the Individual Investors’ Amendment and Waiver Agreements, the November 2010 Purchase Agreement, the November 19, 2010 Debenture, the JTB Waiver, the Registration Rights Agreement and the Anderson Waiver does not purport to be complete and is qualified in its entirety by reference to these agreements, which are attached as exhibits to this Current Report and are incorporated by reference herein.

In connection with any issuances of the Company’s securities under the foregoing agreements, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act.  No advertising or general solicitation was employed in offering the securities.  The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	16% Debenture Due December 31, 2010, issued to JTBO II
99.1	Securities Purchase Agreement, dated November 18, 2010, between the Company and JTBO II
99.2	Amendment and Waiver Agreement, dated November 19, 2010, between the Company and Darrell W. Walker
99.3	Amendment and Waiver Agreement, dated November 19, 2010, between the Company and G. Michael and Linda Schmidt
99.4	Amendment and Waiver Agreement, dated November 19, 2010, between the Company and Daniel A. Dodson Jr.
99.5	Amendment and Waiver Agreement, dated November 19, 2010, between the Company, JTBO and JTBO II
99.6	Registration Rights Agreement, date November 18, 2010, between the Company, JTBO and JTBO II
99.7	Amendment and Waiver Agreement, dated November 22, 2010, between the Company and Daniel A. Dodson Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBLAST GLOBAL, INC.

Dated: November 26, 2010	By:	/s/ Jeffrey Forster
Name: Jeffrey Forster
Title: Chief Executive Officer